UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2022

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
PO Box 445
San Francisco, California 94104
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2022, Christopher Gaffney notified Skillz Inc. (the “Company”) of his decision to resign from the Company’s Board of Directors (the “Board”), including from the Audit Committee of the Board, effective immediately. Mr. Gaffney’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 3, 2022, a majority in voting power of the shares of capital stock the Company appointed Mr. Henry Hoffman to the Board. Mr. Hoffman, 38, is a Partner at SL Advisors and Portfolio Manager of the SL Advisors MLP & Infrastructure SMA strategies. He is also Co-Portfolio Manager of the Catalyst Energy Infrastructure Fund (MLXIX) and Co-Portfolio Manager for the Rational Inflation Growth Fund (IGOIX). Hoffman is a co-creator of the American Energy Indices, with a deep passion for the energy infrastructure space. Mr. Hoffman has been with SL Advisors since 2010. Before joining SL Advisors, he worked as a buy-side equity analyst for PNC Capital Advisors and a private equity real estate analyst for PNC Realty Investors. Hoffman graduated from Duke University with a B.S in economics and a minor in chemistry.

Also on August 3, 2022, the Board appointed Mr. Hoffman to the Audit Committee to fill the vacancy created by Mr. Gaffney’s resignation. The Board affirmatively determined that Mr. Hoffman (i) is an independent director under the applicable rules of the NYSE and as such term is defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended and (ii) meets all applicable requirements for membership on the Audit Committee.

There is no arrangement or understanding between Mr. Hoffman and any other persons pursuant to which Mr. Hoffman was appointed as a director. Furthermore, there are no family relationships between Mr. Hoffman and any other director or executive officer of the Company and there are no transactions between Mr. Hoffman and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Following the resignation of Mr. Gaffney from the Board, the Audit Committee was temporarily reduced to two members. Due to the reduced number of Audit Committee members, the Company was no longer compliant with Section 303A.07(a) of the New York Stock Exchange (“NYSE”) Listed Company Manual, which requires that the audit committee of an NYSE-listed company consists of at least three members. Promptly after receiving notification of Mr. Gaffney’s resignation, the Company notified the NYSE of the resulting non-compliance with Section 303A.07(a). With the addition of Mr. Hoffman to the Audit Committee, the Company has regained compliance with the applicable NYSE listing standard and notified the NYSE of the same.

On August 4, 2022, the Company announced that the employment of the Company’s Chief Product Officer, Vatsal Bhardwaj, will terminate effective August 5, 2022.

Item 5.07. Submission of Matters to a Vote of Security Holders

On August 3, 2022, a majority in voting power of the shares of capital stock of the Company, authorized and approved, by written consent in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”), the appointment of Mr. Hoffman to the Board.

Item 8.01. Other Events

The Company hereby transmits a copy of a notice to stockholders pursuant to Section 228(e) of the Delaware General Corporation Law. A copy of the notice is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Notice to Certain Stockholders Under Section 228(e) of the Delaware General Corporation Law dated August 3, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Charlotte J. Edelman
	Name:	Charlotte J. Edelman
	Title:	General Counsel and Secretary
Date: August 5, 2022